UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2015

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, 5th Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On March 19, 2015, Care.com, Inc. (the "Company") issued a press release announcing financial results for the fourth quarter and year ended December 27, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer; Departure of Interim Chief Financial Officer
On March 19, 2015, the Company announced the appointment of Michael Echenberg as Executive Vice President and Chief Financial Officer of the Company. The appointment will become effective on or before April 27, 2015. Upon commencement of his employment, Mr. Echenberg will assume the duties of the Company's principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related person transactions involving the Company and Mr. Echenberg.
Mr. Echenberg, age 40, has most recently served as Chief Strategy Officer of Weight Watchers International Inc., a global provider of weight management services, a position he has held since July 2013. For part of this period, he also served as Chief Financial Officer of the Weight Watchers Health Solutions business unit. Prior to that, Mr. Echenberg served in several management roles at Weight Watchers International, including Senior Vice President, Corporate Finance & Strategy from June 2011 to July 2013 and Senior Vice President, Finance for the North America business unit from January 2010 to June 2011. Mr. Echenberg holds an AB from Harvard University and an MBA from Harvard Business School.
Pursuant to the terms of an offer letter between Mr. Echenberg and the Company, Mr. Echenberg will receive an annual base salary of $360,000. Mr. Echenerg will be eligible to participate in the Company's bonus program for executive officers, with a target cash bonus of 55% of his 2015 base salary; provided that Mr. Echenberg will be guaranteed a cash bonus of at least $99,000 for 2015 as long as he is employed by the Company as of the bonus payout date, which the Company expects will be some time during the first quarter of 2016. Subject to approval by the Board of Directors (the "Board") of the Company and commencement of his employment, Mr. Echenberg will receive a grant of restricted stock units ("RSUs") under the Company's 2014 Equity Incentive Plan having an aggregate fair market value of $850,000, measured as of the date of grant. Such RSUs shall vest over a four-year period, with 25% of the original number of RSUs vesting on the first anniversary of the commencement of Mr. Echenberg's employment and 6.25% of the original number of RSUs vesting at the end of each successive three-month period thereafter, subject to Mr. Echenberg's continued employment by the Company. The terms of the RSU grant will provide for a 12-month acceleration of the vesting of the RSUs upon a change of control of the Company and full acceleration of the vesting of the RSUs in the event Mr. Echenberg's employment with the Company is terminated without cause, or he resigns for good reason, following a change of control.
The offer letter between Mr. Echenberg and the Company is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.
Upon the effective date of Mr. Echenberg's employment, Steve Boulanger will resign from the position of Interim Chief Financial Officer of the Company, a position he has held since November 29, 2014.
A copy of the press release announcing Mr. Echenberg's appointment is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.
Compensatory Arrangements of Certain Officers
On March 16, 2015, the Board established 2015 base salaries, effective as of February 1, 2015, and 2015 target annual cash incentive bonus percentages for the Company’s named executive officers.
Annual cash incentive bonuses are intended to compensate the named executive officers for the achievement of Company financial, strategic, and/or operational goals and are calculated as a percentage of the applicable named executive officer’s base salary. The following table sets forth the 2015 annual base salary and target annual cash incentive bonus percentages for each named executive officer:

Name of Executive Officer	2015 Base Salary ($)	Target Cash Bonus (%)
Sheila Lirio Marcelo	370,000	75%
David Krupinski	252,000	50%
Diane Musi	235,000	40%

Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces Fourth Quarter and Full Year 2014 Financial Results” dated March 19, 2015
99.2	Offer letter between the Company and Michael Echenberg, dated March 4, 2015
99.3	Press release issued by Care.com, Inc. entitled "Care.com Appoints Michael Echenberg Executive Vice President and Chief Financial Officer" dated March 19, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015	By:	/s/ Diane Musi
Diane Musi
General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces Fourth Quarter and Full Year 2014 Financial Results” dated March 19, 2015
99.2	Offer letter between the Company and Michael Echenberg, dated March 4, 2015
99.3	Press release issued by Care.com, Inc. entitled "Care.com Appoints Michael Echenberg Executive Vice President and Chief Financial Officer" dated March 19, 2015